UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Series B Preferred Stock Purchase Agreement

On March 20, 2008, Wolverine Tube, Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with The Alpine Group, Inc. (“Alpine”), providing for the issuance and sale to Alpine of 10,000 shares of a new series of preferred stock of the Company, the Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), at a price of $1,000 per share, for a total purchase price of $10,000,000. Each share of Series B Preferred Stock will be convertible into a number of shares of the Company’s common stock equal to $1,000 divided by the $1.10, the Conversion Price. The Conversion Price will be subject to customary anti-dilution adjustments.

The Series B Preferred Stock has substantially the same terms and conditions as the Company’s outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”), except for the initial annual dividend rate. The rights and seniority of the Series B Preferred Stock (including dividend payment, redemption and liquidation rights and voting rights) are ratable and pari passu with those of the Series A Preferred Stock, and the Company has agreed to seek approval for an amendment to the Certificate of Designations governing the Series A Preferred Stock to reflect this status.

Dividends on the Series B Preferred Stock are cumulative and are payable quarterly at the rate of 8.50% per annum. The Company is entitled to defer dividends in certain circumstances. Any deferred dividend will accrue at a rate of 10.50% per annum if the dividend payment date is before January 31, 2012 and at a rate of 12.50% per annum if the dividend payment date is on or after January 31, 2012. In addition, if at any time after June 30, 2008, the following two conditions are not satisfied:

•	the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient to permit the conversion of the Series B Preferred Stock into common stock; and,

•	the shares of common stock into which the Series B Preferred Stock is convertible are registered for resale under the Securities Act of 1933,

then the dividend rate on the Series B Preferred Stock will increase by 0.50% for each quarter in which those two conditions remain unsatisfied, up to a maximum increase of 2%. As of March 20, 2008, the Company had sufficient authorized but unissued shares of its common stock to satisfy the first condition.

The Series B Preferred Stock is mandatorily redeemable at par plus any accrued and unpaid dividends on January 31, 2017 and upon the occurrence of certain change of control transactions that are not approved by at least five of the members of the Company’s board of directors. The Company may redeem all, but not less than all, of the Series B Preferred Stock at its option, at par plus any accrued and unpaid dividends, at any time on or after January 31, 2014, but only if certain conditions are satisfied, including compliance with the two conditions described in the preceding paragraph on each trading day between the delivery of the notice of redemption and the redemption date.

Upon the occurrence of certain liquidation events, holders of Series B Preferred Stock will be entitled to receive a cash liquidation preference equal to the greater of the aggregate stated value ($1,000 per share) of such holder’s Series B Preferred Stock plus accrued and unpaid dividends, or the amount that would be payable to such holder (including accrued but unpaid dividends) had all shares of Series B Preferred Stock been converted to common stock immediately prior to such event. Unless a holder of Series B Preferred Stock otherwise notifies the Company, certain fundamental transactions (including, for example, certain mergers, recapitalizations or sales of all or subsequently all of the Company’s assets) will be treated as a liquidation event that triggers the payment of the liquidation preference described above.

The holders of Series B Preferred Stock, along with the holders of the Series A Preferred Stock, will be entitled to vote with the holders of the Company’s common stock on all matters on which holders of common stock are entitled to vote, including, without limitation, the election of directors. Each holder of Series B Preferred Stock will be entitled to a number of votes in respect of the Series B Preferred Stock owned by it equal to the number of shares of common stock into which such holder’s Series B Preferred Stock is then convertible, subject to the limitations described below. The Series A Preferred Stock is held by Alpine, Plainfield Special Situations Master Fund Limited (“Plainfield”), and Alkest, LLC (together, the “Series A Holders”). Pursuant to the Certificate of Designations of the Series B Preferred Stock and an Amendment to Voting Agreement, dated March 20, 2008, among the Company, Alpine and the Series A Holders, which extended the terms of the existing Voting Agreement among the Series A Holders to the holders of the Series B Preferred Stock, for so long as any of the Company’s 10.5% Senior Notes due 2009 are outstanding, no Series A Holder or holder of Series B Preferred Stock (together with any other person with whom such party would be considered a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) with respect to the Series A Preferred Stock, Series B Preferred Stock or the Company’s common stock) may vote common stock, Series A Preferred Stock and Series B Preferred Stock in excess of 49% of the total voting power of all voting securities of the Company. In addition, so long as at least 5,000 shares of the Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock and the Series A Preferred Stock have class voting rights with respect to certain significant corporate transactions and events.

The Company also entered into a Series B Registration Rights Agreement, dated March 20, 2008, with Alpine (the “Series B Registration Rights Agreement”), substantially similar to the existing Registration Rights Agreement regarding the Series A Preferred Stock. Pursuant to the Series B Registration Rights Agreement, the Company agreed to file a shelf registration statement registering the resale of the Series B Preferred Stock and the shares of common stock into which the Series B Preferred Stock is convertible and to grant one “demand” registration right and unlimited “piggyback” registration rights to the holders of the Series B Preferred Stock and any common stock into which the Series B Preferred Stock is convertible.

The Company paid a fee of $300,000 (3% of the aggregate purchase price of the Series B Preferred Stock) to Alpine as a commitment fee in connection with the Series B Preferred Stock transaction and reimbursed Alpine for its legal costs.

Note Exchange and Debenture Agreement

On March 20, 2008, the Company entered into a Note Exchange and Debenture Agreement (the “Exchange Agreement”) with Plainfield. Pursuant to the Exchange Agreement, Plainfield refinanced $38,300,000 of the Company’s 7.375% Senior Notes due August 1, 2008 held by it by exchanging such notes for a new note in the amount of $38,300,000 with a maturity of March 28, 2009 and an interest rate of 10.5% per annum (the “New Note”). The terms of the New Note and the Exchange Agreement are otherwise substantially similar to those of the Company’s 7.375% Senior Notes, including a guarantee by the same subsidiaries of the Company that are guarantors of the 7.375% Senior Notes. The New Note is a senior unsecured obligation of the Company, equal in priority in right of payment with any of our existing and future senior unsecured indebtedness.

•
The Company will pay interest on the New Note semi-annually on April 1 and October 1. The New Note may be pre-paid in whole or in part at any time at a prepayment price equal to the greater of 100% of the principal amount of the New Note to be prepaid or the sum of the present value of the remaining scheduled payments of principal and interest thereon from the prepayment date to the maturity date, discounted to the prepayment date on a semi-annual basis at the Treasury Rate plus 25 basis points, plus accrued interest thereon to the date of prepayment.

The New Note is subject to the terms of the Exchange Agreement, which contains certain covenants substantially similar to the covenants contained in the indenture governing the Company’s 7.375% Senior Notes, including covenants that limit ability of the Company and the guarantors to incur indebtedness for borrowed money secured by certain liens, to engage in sale/leaseback transactions, and to consolidate, merge with or dispose of substantially all of its assets. If an event of default (as defined in the Exchange Agreement) occurs, the holders of not less than 25% in the aggregate principal amount of the New Note outstanding may by written notice to the Company declare all principal of and accrued interest on the New Note immediately due and payable. An event of default includes:

•	failure by the Company or any guarantor to pay interest or principal on the New Note when due and payable;

•	failure by the Company or any guarantor to comply with its covenants or agreements in the Exchange Agreement, after notice;

•	a default and acceleration of the maturity of indebtedness of the Company or any subsidiary having an outstanding principal amount of $10 million;

•
a judgment or order is rendered against the Company, a guarantor or a significant subsidiary requiring the payment in money of an amount (not covered by insurance) in excess of $10 million and such judgment or order remains unsatisfied for 30 days; or

•	the occurrence of certain bankruptcy events.

The Company paid a commitment fee to Plainfield of $1,149,000 (3% of the $38,300,000 in 7.375% Senior Notes refinanced) in connection with the Exchange Agreement transaction and reimbursed Plainfield for its legal costs.

The foregoing descriptions are qualified in their entirety by reference to the Preferred Stock Purchase Agreement, the Exchange Agreement, and the related documents and agreements attached as exhibits thereto. The Preferred Stock Purchase Agreement and the Exchange Agreement, including the exhibits thereto, are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

•
In addition to the Series B Preferred Stock, Alpine holds 14,494 shares of Series A Preferred Stock. Plainfield holds 38,000 shares of Series A Preferred Stock. The Company has granted Alpine and Plainfield registration rights with respect to such shares pursuant to a Registration Rights Agreement, and both Alpine and Plainfield are subject to a Voting Agreement (as amended as described above) regarding voting limitations with respect to such shares. Alpine is party to the Management Agreement with the Company, in which it has agreed to provide certain strategic, consulting and administrative services for the benefit of the Company for two years for a management fee of $1,250,000 per year. In connection with the initial purchase of Series A Preferred Stock, Alpine and Plainfield have certain rights to designate a majority of the members of the board of directors. Certain affiliates and former affiliates of Alpine and Plainfield have been appointed directors and officers of the Company. Alpine holds a non-qualified stock option to purchase an aggregate of 4,399,059 shares of the Company’s common stock.

Amendment to Secured Revolving Credit Facility

•
Effective March 14, 2008, the Company amended its secured revolving credit facility pursuant to Amendment No. 12 to Amended and Restated Credit Agreement, among the Company and certain of its U.S. subsidiaries (the “Borrowers”), the lenders named therein and Wachovia Bank, National Association (“Wachovia”), as administrative agent (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Borrowers, the lenders named therein and Wachovia (as amended to date, the “Credit Agreement”) to permit the transactions contemplated by the Series B Preferred Stock Purchase Agreement and Exchange Agreement described above (effective March 20, 2008), as well as to permit certain transactions related to the Company’s sale of 30% of its Wolverine Tube Shanghai subsidiary. The remaining terms of the Credit Agreement were unchanged by the Credit Agreement Amendment.

•	The foregoing description is qualified in its entirety by the terms of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

•	In addition to serving as administrative agent and lender under the Credit Agreement, Wachovia also serves as the agent and a liquidity provider under the Company’s receivables sale facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading entitled “Note Exchange and Debenture Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, on March 20, 2008, the Company entered into the Preferred Stock Purchase Agreement with Alpine, providing for the issuance and sale to Alpine of 10,000 shares of the Company’s Series B Preferred Stock, at a price of $1,000 per share, for a total cash purchase price of $10,000,000. Each share of Series B Preferred Stock is convertible into a number of shares of the Company’s common stock equal to $1,000 divided by the Conversion Price. The Conversion Price will be $1.10, subject to customary anti-dilution adjustments. A brief description of the terms of the Series B Preferred Stock is contained in Item 1.01 hereof and is incorporated herein by reference. The Company has been advised that the $10,000,000 consideration paid by Alpine to acquire 10,000 shares of Series B Preferred Stock came from cash on hand.

As discussed in Item 1.01 above, on March 20, 2008, the Company entered into the Exchange Agreement with Plainfield providing for the issuance of a $38.3 million New Note of the Company to Plainfield in exchange for the surrender of a like aggregate principal amount of the Company’s 7-3/8% Senior Notes held by Plainfield. A brief description of the terms of the New Note is contained in Item 1.01 hereof and is incorporated herein by reference.

Based upon the provisions of the Preferred Stock Purchase Agreement and the Exchange Agreement, including the representations and warranties therein, the Company believes that the issuance and sale of the Series B Preferred Stock to Alpine and the issuance of the New Note to Plainfield were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The Series B Preferred Stock restricts the payment of dividends on, and the redemption of, shares of the Company’s common stock. In addition, each share of Series B Preferred Stock is entitled to a liquidation preference as described in Item 1.01 above. As described in Item 1.01 above, the rights and seniority of the Series B Preferred Stock are ratable and pari passu with those of the Series A Preferred Stock, and the Company has agreed to seek approval for an amendment to the Certificate of Designations governing the Series A Preferred Stock to reflect this status. Pending such amendment, the Series A Holders have agreed to act in a manner that reflects the pari passu status of the Series A Preferred Stock and the Series B Preferred Stock. As noted in Item 1.01 above, the Voting Agreement respecting the Series A Preferred Stock was amended in connection with the issuance of the Series B Preferred Stock.

The foregoing description of the rights, preferences and privileges of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of Certificate of Designations relating to the Series B Preferred Stock, which is an exhibit to the Preferred Stock Purchase Agreement filed as Exhibit 10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance of the Series B Preferred Stock in accordance with the Preferred Stock Purchase Agreement, on March 20, 2008 the Company filed with the Secretary of State of Delaware a Certificate of Designations of Series B Convertible Preferred Stock, pursuant to which 25,000 shares of Series B Preferred Stock were designated, having the terms summarized in Item 1.01 above. The rights, preferences and privileges of the Series B Preferred Stock are set forth in their entirety in the full text of Certificate of Designations relating to the Series B Preferred Stock, which is an exhibit to the Preferred Stock Purchase Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Series B Preferred Stock Purchase Agreement, dated as of March 20, 2008, between the Company and Alpine.

	10.2	Note Exchange and Debenture Agreement, dated as of March 20, 2008, between the Company and Plainfield.

10.3
Amendment No. 12 to Amended and Restated Credit Agreement, dated as of March 14, 2008, among the Company and certain of its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 26, 2008

WOLVERINE TUBE, INC.

	By:	/s/ David A. Owen
David A. Owen
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Series B Preferred Stock Purchase Agreement, dated as of March 20, 2008, between the Company and Alpine.

10.2	Note Exchange and Debenture Agreement, dated as of March 20, 2008, between the Company and Plainfield.

10.3
Amendment No. 12 to Amended and Restated Credit Agreement, dated as of March 14, 2008, among the Company and certain of its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.